EXHIBIT (10)(f)

THE EMPIRE DISTRICT ELECTRIC COMPANY

DEFERRED COMPENSATION PLAN

1.              Purpose.  Effective as of January 1, 2015, The Empire District Electric Company (the “Company”) establishes this Deferred Compensation Plan (the “Plan”) for the purpose of allowing selected “Cash Balance Participants” in the Company’s 401(k) Plan and ESOP (the “401(k) Plan”) to obtain retirement savings that are not available to them under the 401(k) Plan due to (a) the exclusion of Incentive Compensation from that Plan’s definition of “Compensation,” and (b) the Compensation limitation imposed on that Plan by Section 401(a)(17) of the Internal Revenue Code of 1986 (the “Code”).  This Plan is intended to constitute a “nonqualified deferred compensation plan,” within the meaning of Code Section 409A(d)(1), and to qualify for various exemptions from the requirements of the Employee Retirement Income Security Act of 1974 (“ERISA”) as an unfunded arrangement for the benefit of a select group of management or highly compensated employees.  The Plan shall be construed and administered in a manner consistent with this intent.

2.              Definitions.  Unless otherwise clearly apparent from the context, the following terms shall have the indicated meanings under this Plan:

(a)         “401(k) Plan” shall mean The Empire District Electric Company 401(k) Plan and ESOP, as in effect from time to time.

(b)  “Account” shall mean a bookkeeping account established in a Participant’s name for the sole purpose of measuring the benefit payable to the Participant or the Participant’s Beneficiary under those circumstances described in this Plan.

(c) “Account Balance” shall mean, with respect to any Participant, the sum of all Deferrals and Matching Contributions credited to his or her Account for all years the Participant has participated in this Plan, as adjusted for any Earnings on such amounts, and as reduced for any prior distributions to the Participant or his or her Beneficiary.

(d)  “Annual Compensation Limit” shall mean, for any Plan Year, the inflation-adjusted dollar limitation in effect for that year under Section 401(a)(17) of the Code.

(e)  “Base Pay” shall mean, for any Plan Year, a Participant’s “Compensation” for that Plan Year, as that term is defined in the 401(k) Plan, but

(i)                                     Increased by any amount excluded from that definition as a result of a Deferral made under this Plan; and

(ii)                                  Without regard to the Annual Compensation Limit.

(f)  “Beneficiary” shall mean the person or persons entitled to receive any benefit payable under this Plan following a Participant’s death.  Such Beneficiary shall be designated in accordance with Paragraph 11.

(g)   “Board” shall mean the Board of Directors of the Company.

(h) “Cash Balance Participant” shall mean any Employee who is a “Cash Balance Participant” in the 401(k) Plan.

(i)  “CEO” shall mean the Chief Executive Officer of the Company.  The CEO may delegate to one or more individuals any or all of the duties assigned to the CEO under the Plan.

(j)   “Change in Control” shall have the meaning set forth in Paragraph 9.

(k)  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(l)    “Company” shall mean The Empire District Electric Company, a Kansas corporation.

(m) “Deferrals” shall mean the amounts credited to a Participant’s Account under Paragraph 4.

(n)  “Disability” shall mean any medically determinable physical or mental impairment of a Participant that can be expected to result in death or to last for a continuous period of not less than twelve (12) months, provided that such impairment results in the Participant either:

(i)   Being unable to engage in any substantial gainful activity, or

(ii) Receiving income replacement benefits for a period of at least three (3) months under an accident and health plan covering employees of the Company.

(o) “Earnings” shall mean any investment gains or losses credited to a Participant’s Account under Paragraph 6.

(p)   “Effective Date” shall mean January 1, 2015.

(q)  “Eligible Employee” shall mean any Cash Balance Participant whose title with the Company is either

(i)                                     Chief Executive Officer, or

(ii)                                  Vice President.

(r)   “Employee” shall mean any common-law employee of the Company.

(s)  “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(t)   “Incentive Compensation” shall mean, for any Plan Year, any amount earned by a Participant during that Plan Year under the Company’s Non-Equity Incentive Compensation Plan, regardless of whether such amount is payable during that Plan Year.

(u)   “Matching Contributions” shall mean the amounts credited to a Participant’s Account under Paragraph 5.

(v)  “Participant” shall mean any Eligible Employee who becomes a Participant in accordance with Paragraph 3, but shall also include any former Employee who continues to have an Account Balance.

(w)  “Plan” shall mean The Empire District Electric Company Deferred Compensation Plan, as herein set forth and as amended from time to time.

(x)   “Plan Year” shall mean the calendar year.

(y)  “Retire” or “Retirement” shall mean a Participant’s Separation From Service after becoming entitled to an Early, Normal, or Postponed Retirement Benefit under the Retirement Plan.

(z)  “Retirement Plan” shall mean The Empire District Electric Company Employees’ Retirement Plan.

(aa) “Separation From Service” shall mean a Participant’s termination of employment with the Company and all of its affiliated employers, regardless of the reason therefor.  In all events, this phrase shall be construed in a manner consistent with the requirements of Code Section 409A, including any applicable IRS guidance.

(bb) “Specified Employee” shall mean any Employee described in Code Section 409A(a)(2)(B)(i), but only if the Company’s stock is publicly traded at the time of such Employee’s Separation From Service.

(cc)  “Valuation Date” shall mean the last business day of each month, as well as such other dates as are determined by the CEO.

(dd)   “Voting Securities” shall mean any securities of the Company which vote generally in the election of Board members.

(ee)   “Year of Service” shall mean each Plan Year during which an Eligible Employee completes at least 1,000 hours of service with the Company or any affiliated employer, including Plan Years before the Effective Date of this Plan.

3.              Participation.  Any Eligible Employee who makes a Deferral election under Paragraph 4 shall thereby become a Participant in this Plan.

4.              Deferrals.  For each Plan Year beginning on or after the Effective Date, a Participant may make either or both of the following elections:

(a)                                 To defer the receipt of up to six percent (6%) of that portion of his or her Base Pay that exceeds the Annual Compensation Limit for that Plan Year (disregarding, for this purpose, any Incentive Compensation that is either earned or received during that Plan Year); and

(b)                                 To defer the receipt of up to six percent (6%) of any Incentive Compensation to be earned during that Plan Year, but only to the extent that such Incentive Compensation, when added to the Base Pay received by the Participant during that Plan Year, exceeds the Annual Compensation Limit for that Plan Year.

Any amount deferred under this Section shall be credited to a Participant’s Account as a Deferral as of the date such amount would otherwise be paid to the Participant as either Base Pay or Incentive Compensation.

Any such Deferral election shall be made in writing, on a form provided for that purpose by the Board, prior to the beginning of the Plan Year to which it relates, and it may not be revoked or modified during that Plan Year.  No new Deferral election may become effective until the first day of the following Plan Year.  Unless and until a Participant submits a new Deferral election in accordance with the provisions of this Paragraph, any such Deferral election shall remain in effect for succeeding Plan Years, becoming irrevocable with respect to each year as of the last day of the immediately preceding year.

5.              Matching Contributions.  For each Plan Year, the Company shall credit the following Matching Contributions to the Account of any Participant who elects to make Deferrals under Section 4:

(a)         As soon as administratively practicable following the close of the Plan Year, the Company shall credit a Matching Contribution equal to the Participant’s Deferrals of Base Pay during that Plan Year.

(b)         As soon as administratively practicable following the date on which Incentive Compensation would otherwise be payable to a Participant, the Company shall credit a Matching Contribution equal to the Deferrals taken from that Participant’s Incentive Compensation.

No Matching Contribution shall be made on behalf of any Participant who incurs a Separation From Service during the Plan Year.  Notwithstanding the preceding sentence, any Participant who Retires, dies, or becomes Disabled during a Plan Year shall receive a Matching Contribution for that Plan Year (calculated as described above), as soon as administratively practicable after the Participant’s Retirement, death, or Disability (or, in the case of Incentive Compensation, as soon as administratively practicable after that Incentive Compensation would otherwise be payable to the Participant).

6.              Earnings.  The Company shall establish a program for the investment of Participants’ Accounts.  Although Participants may be consulted with respect to such investments, the Company reserves the right to invest all Accounts as it deems best.  As of each Valuation Date, the Company shall credit or debit each Participant’s Account Balance with that Participant’s proportionate share of any gains or losses resulting from the Company’s investment program.  Accounts shall not be invested in Company stock.

7.              Vesting.  The portion of a Participant’s Account Balance attributable to Deferrals shall be fully vested at all times.  The portion of a Participant’s Account Balance attributable to Matching Contributions shall become fully vested if a Participant Separates From Service with the Company and all of its affiliates on account of Retirement, death, or Disability, or if the Company experiences a Change in Control.  Otherwise, the portion of a Participant’s Account Balance attributable to Matching Contributions shall vest in accordance with the following schedule:

Years of Service	Vested Percentage

Less than 1	0%
1	20%
2	40%
3	60%
4	80%
5 or more	100%

Notwithstanding the foregoing, in the event the Company adopts a compensation recovery (“clawback”) policy, in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, such policy shall apply to any portion of a Participant’s Account Balance attributable to Matching Contributions, even if such policy requires the forfeiture of an otherwise vested amount.

8.              Distributions.  Except as otherwise elected in accordance with Paragraph 9, a Participant (or, in the event of the Participant’s death, the Participant’s Beneficiary) shall receive a cash distribution of his or her entire vested Account Balance, in a single, lump-sum payment, within ninety (90) days after the earliest of the Participant’s:

(a)         Separation From Service (or, in the case of a Specified Employee, the six- (6) month anniversary of such Separation From Service);

(b)         Death; or

(c)          Disability.

Notwithstanding the foregoing, in the event a Deferral and/or Matching Contribution is credited to a Participant’s Account during the Plan Year after the Plan Year of a Participant’s Separation From Service (attributable to Incentive Compensation that is earned during the Plan Year of the Separation From Service but not payable until the following Plan Year), the Account Balance attributable to such Deferral and/or Matching Contribution shall be paid to the Participant by the close of the Plan Year in which the amount is credited.

9.              Distribution Deferral Elections.  A Participant may elect, at least twelve (12) months before the earliest of the distribution dates described in a Paragraph 8, to defer the distribution of his or her Account Balance.  Except in the case of a Participant’s Disability or death, any such distribution deferral election must defer the distribution for a period of at least five (5) years from the date the distribution otherwise would have been made.  Any such deferred distribution shall be payable in a single, lump-sum payment.  A Participant may make more than one distribution deferral election under the provisions of this Paragraph.

10.       Change in Control.  For purposes of this Plan, a “Change in Control” shall be deemed to have occurred if:

(a)         A merger or consolidation of the Company with any other corporation is consummated, other than a merger or consolidation which would result in the Voting Securities of the Company held by such shareholders outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by converting into Voting Securities of the surviving entity) more than 75 percent of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(b)         A sale, exchange or other disposition of all or substantially all the assets of the Company for the securities of another entity, cash or other property is consummated;

(c)          The shareholders of the Company approve a plan of liquidation or dissolution of the Company;

(d)         Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or other than a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of Voting Securities of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of Voting Securities of the Company representing at least 25 percent of the total voting power represented by the Voting Securities of the Company then outstanding; or

(e)          Individuals who, on January 1, 2001, constitute the Board, and any new Board member whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the Board members then still in office who either were Board members on January 1, 2001, or whose election or nomination for election to the Board was previously so approved, cease for any reason to constitute a majority thereof.

11.       Designation of Beneficiary.  A Participant shall designate one or more Beneficiaries, some of whom may be contingent Beneficiaries.  Any such Beneficiary designation shall be made in writing, on a form provided by the Board.  A Participant may revoke any Beneficiary designation, and may designate a new primary or contingent Beneficiary, at any time.  No such revocation or new designation shall become effective, however, until received in writing by the Secretary of the Board.  In the absence of an effective Beneficiary designation, a Participant’s Beneficiary shall be the Participant’s surviving spouse, if any, or if none, the Participant’s estate.

12.       Unfunded Status.  It is specifically intended that all Deferrals, Matching Contributions, and Earnings under the provisions of this Plan shall be “unfunded” for purposes of both the Code and ERISA.  To that end, benefits payable hereunder shall be paid exclusively from the Company’s general assets.  Although the Company may establish a trust for the purpose of holding Participants’ Account Balances, the agreement establishing any such trust shall provide that the assets held therein will be available to satisfy claims of the Company’s general creditors in the event of the Company’s insolvency.  No Participant or Beneficiary shall have any claim, right, security interest, or other interest in any fund, trust, account, insurance contract, or other asset of the Company that may be looked to for such payment.  Rather, a Participant (or his or her Beneficiary) shall be a general, unsecured creditor of the Company.

13.       Restrictions on Alienation.  No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, borrowing, encumbrance, or charge; and any attempt to anticipate, alienate, sell, assign, pledge, borrow, encumber, or charge the same shall be void.  Nor shall any right or benefit under this Plan be in any manner liable for or subject to the debts, contracts, liabilities, or torts of any Participant or Beneficiary.  Notwithstanding the preceding provisions of this Paragraph, the Board may authorize the payment or assignment of benefits pursuant to a “qualified domestic relations order,” as defined in Section 206(d)(3)(B)(i) of ERISA.  A Participant’s Account Balance shall be reduced to reflect the amount of any such payment.

14.       Withholding of Taxes.  The Company shall withhold from any distribution made under this Plan any taxes or other amounts required to be withheld at the time of such distribution.  Moreover, if any portion of a Participant’s Account Balance becomes subject to immediate taxation under any provision of the Code before the date it is distributable, the Company shall distribute to the Participant from his or her Account the amount that the Company would have been required to withhold for federal income tax purposes if such taxable amount had been paid to the Participant as a bonus.  The Company shall remit any such withheld or deducted amount to the appropriate taxing authority, and shall inform the Participant or his or her Beneficiary of the amount so remitted by use of appropriate tax forms or by written notice concerning the Participant’s Account Balance.

15.       Administration.  The Board will have full power to interpret the Plan and to determine all questions that arise under it.  Such power includes, for example, the administrative discretion necessary to determine whether an individual meets the Plan’s eligibility requirements and to interpret any other term contained in this document.  The Board may delegate such ministerial responsibilities as it believes appropriate to one or more individuals, who may (but need not) be Employees.

16.       Claims and Appeals Procedures.  A request for a Plan benefit shall be filed with the CEO (or, in the case of the CEO, with the Secretary of the Board).  Such a request, hereinafter referred to as a “claim,” shall be deemed filed when the executed claim form is received by the CEO (or Board Secretary).

(a)         Initial Claim Determination.  The CEO (or, in the case of the CEO, the Board) shall decide each claim within a reasonable time after it is received. If a claim is wholly or partially denied, the claimant shall be furnished a written notice setting forth, in a manner calculated to be understood by the claimant:

(i)                                     The specific reason or reasons for the denial,

(ii)                                  Specific references to pertinent Plan provisions on which the denial was based,

(iii)                               A description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation of why such material or information is necessary, and

(iv)                              Appropriate information as to the steps to be taken if the claimant wishes to appeal the denial of his or her claim, including the period during which such an appeal must be filed and the period in which it will be decided.

The notice shall be furnished to the claimant within ninety (90) days after receipt of the claim by the CEO (or Board Secretary), unless special circumstances require an extension of time for processing the claim.  No extension shall be for more than ninety (90) days after the end of the initial ninety (90) day period.  If an extension of time for processing is required, written notice of the extension shall be furnished to the claimant before the end of the initial ninety (90) day period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which a final decision will be rendered.

(b)                                 Appealing a Claim.  If a claim is denied, the claimant may appeal the denial to the Board, upon written application to the Secretary of the Board.  The claimant may review documents pertinent to the appeal and may submit issues and comments in writing to the Board.  No appeal shall be considered unless it is received by the Board Secretary within ninety (90) days after receipt by the claimant of written notification of the denial of the claim.  The Board shall decide the appeal within sixty (60) days after it is received.  However, if special circumstances require an extension of time for processing, a decision shall be rendered as soon as possible, but not later than one-hundred twenty (120) days after the appeal is received.  If such an extension of time for deciding the appeal is required, written notice of the extension shall be furnished to the claimant before the commencement of the extension.  The decision of the Board shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, with specific references to the pertinent Plan provisions upon which the decision was based.

17.                               Amendment and Termination.  The Board may amend or terminate this Plan at any time.  No such action, however, shall affect a Participant’s right to receive his or her Account Balance (determined as of the date of such amendment or termination), in accordance with the applicable Plan provisions.  Nor shall such termination accelerate the payment of any Account Balance, except as permitted under Code Section 409A and the IRS regulations thereunder.

18.                               General Provisions.

(a)                                 Employment Relationship.  In no event shall a Participant’s terms and conditions of employment be modified or in any way affected by this Plan.

(b)                                 Successors and Assigns.  The provisions of this Plan shall be binding on the Company and its successors and assigns, and on each Participant, Beneficiary and their respective assigns, heirs, executors, and administrators.

(c)                                  Governing Law.  Except to the extent preempted by federal law, all questions arising under this Plan shall be determined by reference to the laws of the State of Missouri (other than its laws respecting choice of law).

IN WITNESS WHEREOF, The Empire District Electric Company has caused this Deferred Compensation Plan to be executed on its behalf this 30th day of October 2014, but effective as of January 1, 2015.

THE EMPIRE DISTRICT ELECTRIC COMPANY

		By:	/s/ Bradley P. Beecher
		Title:	President and Chief Executive Officer

ATTEST:

By:	/s/ Janet S. Watson
Title:	Secretary